Exhibit 99.1

Nine Energy Service Announces First Quarter 2023 Results

•	Revenue, net loss and adjusted EBITDAA of $163.4 million, $(6.1) million and $25.0 million, respectively, for the first quarter of 2023

•	For the first quarter of 2023 the Company generated ROICB of 16.2%

•	Total liquidity position of $47.4 million as of March 31, 2023

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2023 revenues of $163.4 million, net loss of $(6.1) million, or $(0.19) per diluted share and $(0.19) per basic share, and adjusted EBITDA of $25.0 million. The Company’s net loss in the first quarter of 2023 includes the impact of fees and expenses incurred in connection with its public offering of units and other refinancing activities in January. The Company had provided original first quarter 2023 revenue guidance between $160.0 and $165.0 million, with actual results falling within the provided range.

“First quarter results were as expected” said Ann Fox, President and Chief Executive Officer, Nine Energy Service, “with revenue within our original guidance.”

“We have seen a softening in the market due largely to the decline in natural gas prices over the past several months, resulting in a decrease in activity and pricing thus far in 2023 versus Q4 levels. Operationally, our cementing service line continues to be a strong performer, and we remain very excited about this service line. We continue to believe we have one of the top completion tool portfolios in the U.S. We increased the total number of StingerTM Dissolvable plugs sold by approximately 23%, due in large part to a significant international sale, and increased completion tool revenue by approximately 7%, in each case, quarter-over-quarter. Wireline and coiled tubing markets remain fragmented and highly competitive but play a very important role in the completions process and customer relationships.”

“Recessionary fears in the global market are affecting commodity prices, which have been erratic over the last several months. I do believe there will continue to be numerous factors that will impact commodity prices; however, I remain optimistic on the outlook for the energy sector with both OPEC’s and U.S. oil producers’ demonstrated commitment to capital discipline.”

“Looking ahead, U.S. rig and frac crew counts are good proxies for both our revenue outlook and potential pricing leverage. Activity levels thus far in Q2 are down, and we continue to see some pricing pressure from select customers, especially in the Northeast and Haynesville. As a result of this, we expect Q2 revenue to be down slightly sequentially to Q1.”

“We have purposely designed our business to be capital light, which reduces capital allocation risk, as well as diversified in terms of service lines, geography, and commodity exposure. We continue to develop and look for new technologies to expand our tool portfolio, as well as constantly improve our current offerings. Our priorities are unchanged. We are focused on generating free cash flowc, which would be used towards de-levering. While 2023 has not been the growth market we originally anticipated at the end of 2022, we have demonstrated our ability to navigate through all market cycles and quickly increase earnings in conjunction with activity growth.”

Operating Results

During the first quarter of 2023, the Company reported revenues of $163.4 million, gross profit of $26.5 million and adjusted gross profitD of $36.3 million. During the first quarter, the Company generated ROIC of 16.2%.

During the first quarter of 2023, the Company reported general and administrative expense of $19.7 million. Depreciation and amortization expense in the first quarter of 2023 was $10.3 million.

The Company’s tax provision for the first quarter of 2023 was approximately $0.9 million. The provision for 2023 is the result of our tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the first quarter of 2023, the Company reported net cash provided by operating activities of $4.0 million. Capital expenditures totaled $5.0 million during the first quarter of 2023.

As of March 31, 2023, Nine’s cash and cash equivalents were $21.4 million, and the Company had $26.0 million of availability under the revolving credit facility, resulting in a total liquidity position of $47.4 million as of March 31, 2023. On March 31, 2023, the Company had $72.0 million of borrowings under the revolving credit facility.

ABCDSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit, net cash provided by operating activities or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance or liquidity, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Tuesday, May 9, 2023, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 23, 2023 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13734454.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022
Revenues	$163,408	$166,669
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	127,118	126,616
General and administrative expenses	19,714	13,887
Depreciation	7,420	7,176
Amortization of intangibles	2,896	2,895
(Gain) loss on revaluation of contingent liability	(292)	217
Gain on sale of property and equipment	(330)	(428)

Income from operations	6,882	16,306
Interest expense	12,454	8,151
Interest income	(185)	(134)
Other income	(162)	(162)

Income (loss) before income taxes	(5,225)	8,451
Provision for income taxes	884	467

Net income (loss)	$(6,109)	$7,984
Income (loss) per share
Basic	$(0.19)	$0.26
Diluted	$(0.19)	$0.24
Weighted average shares outstanding
Basic	32,304,361	31,287,694
Diluted	32,304,361	32,804,647
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(168)	$98

Total other comprehensive income (loss), net of tax	(168)	98

Total comprehensive income (loss)	$(6,277)	$8,082

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$21,374	$17,445
Accounts receivable, net	98,498	105,277
Income taxes receivable	—	741
Inventories, net	67,030	62,045
Prepaid expenses and other current assets	9,293	11,217

Total current assets	196,195	196,725
Property and equipment, net	87,650	89,717
Operating lease right-of-use assets, net	39,520	36,336
Finance lease right-of-use assets, net	157	547
Intangible assets, net	99,049	101,945
Other long-term assets	4,123	1,564

Total assets	$426,694	$426,834

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$37,489	$42,211
Accrued expenses	25,268	28,391
Income taxes payable	124	—
Current portion of long-term debt	1,305	2,267
Current portion of operating lease obligations	8,702	7,956
Current portion of finance lease obligations	82	178

Total current liabilities	72,970	81,003
Long-term liabilities
Long-term debt	331,533	338,031
Long-term operating lease obligations	31,672	29,370
Other long-term liabilities	1,860	1,937

Total liabilities	438,035	450,341
Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 34,720,752 and 33,221,266 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	347	332
Additional paid-in capital	793,434	775,006
Accumulated other comprehensive loss	(4,996)	(4,828)
Accumulated deficit	(800,126)	(794,017)

Total stockholders’ equity (deficit)	(11,341)	(23,507)

Total liabilities and stockholders’ equity (deficit)	$426,694	$426,834

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022
Cash flows from operating activities
Net income (loss)	$(6,109)	$7,984
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	7,420	7,176
Amortization of intangibles	2,896	2,895
Amortization of deferred financing costs	2,408	626
Amortization of operating leases	2,596	2,402
Provision for doubtful accounts	175	6
Provision for inventory obsolescence	319	400
Stock-based compensation expense	489	497
Gain on sale of property and equipment	(330)	(428)
(Gain) loss on revaluation of contingent liability	(292)	217
Abandonment of in-process research and development	—	1,000
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	6,589	(1,363)
Inventories, net	(5,421)	(9,425)
Prepaid expenses and other current assets	1,222	(2,355)
Accounts payable and accrued expenses	(6,357)	651
Income taxes receivable/payable	867	443
Other assets and liabilities	(2,507)	(2,285)

Net cash provided by operating activities	3,965	8,441

Cash flows from investing activities
Proceeds from sales of property and equipment	219	20
Proceeds from property and equipment casualty losses	840	—
Purchases of property and equipment	(6,343)	(19,190)

Net cash used in investing activities	(5,284)	(19,170)

Cash flows from financing activities
Redemption of 2023 Notes	(307,339)	—
Proceeds from Units offering, net of discount	279,750	—
Proceeds from ABL Credit Facility	40,000	12,000
Payments on ABL Credit Facility	—	(7,000)
Payments on Magnum Promissory Notes	—	(281)
Proceeds from short-term debt	—	4,086
Payments of short-term debt	(962)	(1,819)
Payments on finance leases	(124)	(270)
Payments of contingent liability	(66)	(60)
Cost of debt issuance	(5,915)	—
Vesting of restricted stock and stock units	—	(1)

Net cash provided by financing activities	5,344	6,655

Impact of foreign currency exchange on cash	(96)	29

Net increase (decrease) in cash and cash equivalents	3,929	(4,045)
Cash and cash equivalents
Beginning of period	17,445	21,490

End of period	$21,374	$17,445

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022
Adjusted EBITDA reconciliation:
Net income (loss)	$(6,109)	$7,984
Interest expense	12,454	8,151
Interest income	(185)	(134)
Provision for income taxes	884	467
Depreciation	7,420	7,176
Amortization of intangibles	2,896	2,895

EBITDA	$17,360	$26,539
(Gain) loss on revaluation of contingent liability (1)	(292)	217
Certain refinancing costs (2)	6,396	—
Restructuring charges	406	1,574
Stock-based compensation and cash award expense	1,469	2,116
Gain on sale of property and equipment	(330)	(428)
Legal fees and settlements (3)	—	31

Adjusted EBITDA	$25,009	$30,049

(1)	Amounts relate to the revaluation of a contingent liability associated with a 2018 acquisition.
(2)

Amounts represent Units offering and other refinancing fees and expenses, including cash incentive compensation to employees following the successful completion of the Units offering, that were not capitalized.

(3)	Amounts represent fees, legal settlements, and/or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022
Net income (loss)	$(6,109)	$7,984
Add back:
Interest expense	12,454	8,151
Interest income	(185)	(134)
Certain refinancing costs (1)	6,396	—
Restructuring charges	406	1,574

After-tax net operating income	$12,962	$17,575
Total capital as of prior period-end:
Total stockholders’ deficit	$(23,507)	$(32,085)
Total debt	341,606	334,620
Less: cash and cash equivalents	(17,445)	(21,490)

Total capital as of prior period-end:	$300,654	$281,045

Total capital as of period-end:
Total stockholders’ deficit	$(11,341)	$(23,507)
Total debt	373,305	341,606
Less: cash and cash equivalents	(21,374)	(17,445)

Total capital as of period-end:	$340,590	$300,654

Average total capital	$320,622	$290,850

ROIC	16.2%	24.2%

(1)

Amounts represent Units offering and other refinancing fees and expenses, including cash incentive compensation to employees following the successful completion of the Units offering, that were not capitalized.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022
Calculation of gross profit:
Revenues	$163,408	$166,669
Cost of revenues (exclusive of depreciation and amortization shown separately below)	127,118	126,616
Depreciation (related to cost of revenues)	6,901	6,674
Amortization of intangibles	2,896	2,895

Gross profit	$26,493	$30,484

Adjusted gross profit reconciliation:
Gross profit	$26,493	$30,484
Depreciation (related to cost of revenues)	6,901	6,674
Amortization of intangibles	2,896	2,895

Adjusted gross profit	$36,290	$40,053

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) Units offering and other refinancing fees and expenses, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) Units offering and other refinancing fees and expenses, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

C

Free cash flow is defined as net cash provided by operating activities less (i) capital expenditures, (ii) payments on finance leases, (iii) debt issuance costs, (iv) payments of contingent liability, (v) payments on short-term debt, (vi) cash employment taxes related to vesting of restricted stock and stock units and (vii) the impact of foreign currency exchange on cash.

D

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.